                                                     EXHIBIT 10.01.3


                                                     [CONFORMED COPY]



                            $1,000,000,000



                               FIVE-YEAR
                           CREDIT AGREEMENT


                              dated as of


                             July 18, 1997


                                 among



                       Commercial Credit Company


                       The Banks Parties Hereto


                                  and


              Morgan Guaranty Trust Company of New York,


                        as Administrative Agent


                     ------------------------------


                        Chase Securities, Inc.,
                           Syndication Agent


                     J.P. Morgan Securities Inc.,
                               Arranger

                            TABLE OF CONTENTS

                               -----------
                                                                   Page


                                ARTICLE 1
                               Definitions

Section 1.01.  Definitions.......................................    1
Section 1.02.  Accounting Terms and Determinations...............   13
Section 1.03.  Types of Borrowings...............................   13

                                    ARTICLE 2
                                    The Credits

Section 2.01.  Commitments to Lend...............................   13
Section 2.02.  Notice of Committed Borrowings....................   14
Section 2.03.  Money Market Borrowings...........................   14
Section 2.04.  Notice to Banks; Funding of Loans.................   19
Section 2.05.  Register..........................................   20
Section 2.06.  Maturity of Loans.................................   20
Section 2.07.  Interest Rates....................................   20
Section 2.08.  Facility Fee......................................   24
Section 2.09.  Optional Termination or Reduction of Commitments..   24
Section 2.10.  Method of Electing Interest Rates.................   24
Section 2.11.  Optional Prepayments..............................   26
Section 2.12.  General Provisions as to Payments.................   26
Section 2.13.  Funding Losses....................................   27
Section 2.14.  Computation of Interest and Fees..................   27
Section 2.15.  Regulation D Compensation.........................   28
Section 2.16.  Change of Control.................................   28

                                  ARTICLE 3
                                  Conditions

Section 3.01.  Effectiveness.....................................   29
Section 3.02.  Borrowings........................................   30

                                  ARTICLE 4
                        Representations and Warranties

Section 4.01.  Corporate Existence and Power......................  31
Section 4.02.  Corporate and Governmental Authorization;
               Contravention......................................  31
Section 4.03.  Binding Effect.....................................  31
Section 4.04.  Financial Information..............................  31
Section 4.05.  Litigation.........................................  32
Section 4.06.  Compliance with ERISA..............................  32
Section 4.07.  Taxes..............................................  32
Section 4.08.  Subsidiaries.......................................  33
Section 4.09.  Not an Investment Company..........................  33

                                     ARTICLE 5
                                     Covenants

Section 5.01.  Information........................................  33
Section 5.02.  Payment of Obligations.............................  35
Section 5.03.  Maintenance of Property; Insurance.................  35
Section 5.04.  Maintenance of Existence...........................  36
Section 5.05.  Compliance with Laws...............................  36
Section 5.06.  Books and Records..................................  36
Section 5.07.  Adjusted Consolidated Net Worth....................  36
Section 5.08.  Transactions with Affiliates.......................  37
Section 5.09.  Liens..............................................  37
Section 5.10.  Consolidations, Mergers and Sales of Assets........  40
Section 5.11.  Use of Proceeds....................................  40

                                     ARTICLE 6
                                     Defaults

Section 6.01.  Events of Default..................................  40
Section 6.02.  Notice of Default..................................  42

                                     ARTICLE 7
                                     The Agent

Section 7.01.  Appointment and Authorization......................  43
Section 7.02.  Agent and Affiliates...............................  43

Section 7.03.  Action by Agent....................................  43
Section 7.04.  Consultation with Experts..........................  43
Section 7.05.  Liability of Agent.................................  43
Section 7.06.  Indemnification....................................  44
Section 7.07.  Credit Decision....................................  44
Section 7.08.  Successor Agent....................................  44
Section 7.09.  Agent's Fees.......................................  44

                                       ARTICLE 8
                              Change in Circumstances

Section 8.01.  Basis for Determining Interest Rate Inadequate or
                  Unfair..........................................  45
Section 8.02.  Illegality.........................................  45
Section 8.03.  Increased Cost and Reduced Return..................  46
Section 8.04.  Base Rate Loans Substituted for Affected Fixed
                  Rate Loans......................................  47
Section 8.05.  Taxes on Payments..................................  48
Section 8.06.  Substitution of Bank...............................  49

                                         ARTICLE 9
                                      Miscellaneous


Section 9.01.  Notices............................................  50
Section 9.02.  No Waivers.........................................  50
Section 9.03.  Expenses; Documentary Taxes; Indemnification.......  50
Section 9.04.  Sharing of Set-offs................................  51
Section 9.05.  Amendments and Waivers.............................  52
Section 9.06.  Successors and Assigns.............................  52
Section 9.07.  Collateral.........................................  54
Section 9.08.  Governing Law; Submission to Jurisdiction..........  54
Section 9.09.  Counterparts; Integration..........................  54
Section 9.10.  Borrower's Reliance................................  54
Section 9.11.  WAIVER OF JURY TRIAL...............................  55


Pricing Schedule

Exhibit A - Note

Exhibit B - Money Market Quote Request

Exhibit C - Invitation for Money Market Quotes

Exhibit D - Money Market Quote

Exhibit E - Opinion of Counsel for the Borrower

Exhibit F  -Opinion of Special Counsel for the
               Agent

Exhibit G  -Assignment and Assumption Agreement

                               FIVE-YEAR
                           CREDIT AGREEMENT



    AGREEMENT dated as of July 18, 1997 among COMMERCIAL CREDIT COMPANY, the BANKS parties hereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

    The parties hereto agree as follows:



                                ARTICLE 1

                               Definitions

     Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "'A' Status" exists at any date if, at such date, the Borrower's long-term debt is rated A- or higher by S&P and A3 or higher by Moody's.

     "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

     "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

     "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

     "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or
(ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" means Morgan Guaranty Trust Company of New York in its capacity as administrative agent for the Banks hereunder and its successors in such capacity. References to the Agent in Sections 7.05, 7.06, 7.07 and 9.03 shall include its affiliates.

     "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

     "Assessment Rate" has the meaning set forth in Section 2.07(b).

     "Assignee" has the meaning set forth in Section 9.06(c).

     "Bank" means each bank listed on the signature pages hereof as having a Commitment, each Person which becomes a Bank pursuant to Section 8.06, each Assignee which becomes a Bank pursuant to Section 9.06(c) and their respective successors.

     "Base Rate" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "Base Rate Borrowing" means a Borrowing comprised of Base Rate Loans.

     "Base Rate Loan" means (i) a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article 8 or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

     "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "Borrower" means Commercial Credit Company, a Delaware corporation, and its successors.

     "Borrower's 1996 Form 10-K" means the Borrower's annual report on Form 10-K for 1996, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

     "Borrowing" has the meaning set forth in Section 1.03.

     "CD Base Rate" has the meaning set forth in Section 2.07(b).

     "CD Borrowing" means a Borrowing comprised of CD Loans.

     "CD Loan" means (i) a Committed Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a CD Loan immediately before it became overdue.

     "CD Margin" has the meaning set forth in Section 2.07(b).

     "CD Rate" means a rate of interest determined pursuant to Section 2.07(b) on the basis of an Adjusted CD Rate.

     "CD Reference Banks" means The Chase Manhattan Bank, Citibank, N.A and Morgan Guaranty Trust Company of New York.

     "Change of Control" has the meaning set forth in Section 2.16.

     "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, and with respect to any Bank which becomes a party to this Agreement pursuant to
Section 8.06 or 9.06(c), the amount of the Commitment thereby assumed by it, in each case as such amount may from time to time be reduced pursuant to Sections 2.09, 2.11 and 9.06(c) or increased pursuant to Section 8.06 or 9.06(c).

     "Committed Borrowing" means a Borrowing comprised of Committed Loans.

     "Committed Loan" means a loan made or to be made by a Bank pursuant to
Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would, in accordance with generally accepted accounting principles as in effect from time to time, be consolidated with those of the Borrower in its consolidated financial statements as of such date.

     "Consolidated Total Assets" means at any date the aggregate amount of all assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vi) all Debt of others Guaranteed by such Person.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Depositary Subsidiary" means a Subsidiary which is a depositary institution and is subject to regulation as such under the laws of the United States or of a foreign country or of any political subdivision of either.

     "Domestic Borrowing" means a Borrowing comprised of Domestic Loans.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "Domestic Loans" means CD Loans or Base Rate Loans or both.

     "Domestic Reserve Percentage" has the meaning set forth in Section
2.07(b).

     "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "Euro-Dollar Borrowing" means a Borrowing comprised of Euro-Dollar Loans.

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

     "Euro-Dollar Loan" means (i) a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

     "Euro-Dollar Margin" has the meaning set forth in Section 2.07(c).

     "Euro-Dollar Rate" means a rate of interest determined pursuant to
Section 2.07(c) on the basis of a London Interbank Offered Rate.

     "Euro-Dollar Reference Banks" means the principal London offices of The Chase Manhattan Bank, Citibank, N.A. and Morgan Guaranty Trust Company of New York.

     "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

     "Event of Default" has the meaning set forth in Section 6.01.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

     "Fixed Rate Borrowing" means a Borrowing comprised of Fixed Rate Loans.

     "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to clause (a) of Section 8.01) or any combination of the foregoing.

     "Group of Loans" means at any time a group of Committed Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time or (ii) all Committed Loans which are Fixed Rate Loans of the same type having the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to
Section 8.02 or 8.04, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Indebtedness" means all obligations which in accordance with generally accepted accounting principles as in effect from time to time should be classified as liabilities upon a balance sheet, and in any event shall include all Debt.

     "Interest Period" means: (1) with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:

              (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

              (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

              (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

    (2) with respect to each CD Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable notice; provided that:

              (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

              (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

    (3) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such number of months thereafter (but not less than one month) as the Borrower may elect in accordance with Section 2.03; provided that:

              (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

              (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

              (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

    (4) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; provided that:

              (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

              (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

    "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "Investment" means any investment in any Person, whether by means of purchase of shares of such Person, capital contribution, loan, advance, Guarantee or otherwise.

     "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sales agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

     "London Interbank Offered Rate" has the meaning set forth in Section
2.07(c).

     "Material Debt" means a single Debt of the Borrower or one of its Subsidiaries (including the aggregate unpaid principal amount of any Debt, or Guarantee of any Debt, having multiple holders that matures on the same date and is either governed by the same agreement or instrument or is commercial paper issued on the same date) in an unpaid principal amount exceeding $50,000,000.

     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $35,000,000.

     "Material Subsidiary" means at any time any Subsidiary of the Borrower that as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

     "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

     "Money Market Absolute Rate Borrowing" means a Borrowing comprised of Money Market Absolute Rate Loans.

     "Money Market Absolute Rate Loan" means a loan made or to be made by a Bank pursuant to an Absolute Rate Auction.

     "Money Market Borrowing" means a Borrowing comprised of Money Market
Loans.

     "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "Money Market LIBOR Borrowing" means a Borrowing comprised of Money Market LIBOR Loans.

     "Money Market LIBOR Loan" means a loan made or to be made by a Bank pursuant to a LIBOR Auction (including such a Loan bearing interest at the Base Rate pursuant to clause (a) of Section 8.01).

     "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

     "Money Market Margin" has the meaning set forth in Section 2.03(d).

     "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "Notes" means any promissory notes issued pursuant to Section 2.05(b).

     "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

     "Notice of Interest Rate Election" has the meaning set forth in Section
2.10.

     "Parent" means, with respect to any Bank, any Person controlling such Bank.

     "Participant" has the meaning set forth in Section 9.06(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Pricing Schedule" means the Pricing Schedule attached hereto and identified as such.

     "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

     "Quarterly Date" means the last day of each March, June, September and December.

     "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

     "Revolving Credit Period" means the period from and including the Effective Date to but not including the Termination Date.

     "S&P" means Standard & Poor's Ratings Group.

     "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

     "Termination Date" means July 18, 2002 or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

     "Travelers" means Travelers Group, Inc., a Delaware corporation, and its successors.

     "Travelers Series Y Stock" means the 2,105 shares of Cumulative Adjustable Rate Series Y Preferred Stock, par value $1.00, and liquidation value $100,000, per share, of Travelers held on the Effective Date by the Borrower or any of its Consolidated Subsidiaries, or any investment securities of Travelers or any of its subsidiaries into which any shares of the Travelers Series Y Stock are converted or for which any shares of the Travelers Series Y Stock are exchanged.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "Voting Stock" means capital stock of any class or classes (however designated) of a Person having ordinary voting power for the election of directors of such Person, other than stock having such power only by reason of the happening of a contingency.

     Section 1.02.  Accounting Terms and Determinations.   Unless otherwise
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks.

     Section 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article 2 on the same date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same Interest Period or initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article
2 under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined in accordance therewith).


                                  ARTICLE 2

                                 The Credits



     Section 2.01.  Commitments to Lend.   During the Revolving Credit Period
each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower pursuant to this Section from time to time amounts such that the aggregate principal amount of Committed Loans by such

Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Banks
ratably in proportion to their respective Commitments.   Within the foregoing
limits, the Borrower may borrow under this Section, prepay Loans to the extent permitted by Section 2.11, and reborrow at any time under this Section. The Commitments shall terminate on the Termination Date.

     Section 2.02. Notice of Committed Borrowings. The Borrower shall give to the Agent a notice (a "Notice of Committed Borrowing") not later than 12:30 P.M. (New York City time) on (x) the date of each Base Rate Borrowing,
(y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

     (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

     (b)  the aggregate amount of such Borrowing,

     (c) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or at a CD Rate or a Euro-Dollar Rate, and

     (d) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     Section 2.03.  Money Market Borrowings.

     (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

     (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or telecopy a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:00 A.M. (New

York City time) on (x) the fourth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have given notice of to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

              (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

              (ii) the aggregate requested amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

              (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

              (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request for a Money Market LIBOR Loan shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request for a Money Market LIBOR Loan and no Money Market Quote Request for a Money Market Absolute Rate Loan shall be given within two Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request for a Money Market Absolute Rate Loan.

     (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or telecopy an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

     (d)  Submission and Contents of Money Market Quotes.

         (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or telecopy at its office referred to in Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have given notice of to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) 1:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:15 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

         (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

              (A) the proposed date of Borrowing,

              (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

              (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

              (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

              (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

         (iii) Any Money Market Quote shall be disregarded if it:

              (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by clause (d)(ii) of this Section;

              (B) contains qualifying, conditional or similar language, except as such language is contemplated by clause (d)(ii)(B)(z) of this Section;

              (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

              (D) arrives after the time set forth in clause (d)(i) of this Section.

     (e) Notice to Borrower. The Agent shall promptly (but in no event later than 10:00 A.M. (New York City time) in the case of an Absolute Rate Auction) notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) of this Section and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

     (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have given notice of to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers of which it has been given notice pursuant to subsection (e) of this Section.
In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

              (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

              (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

              (iii) subject to the proviso contained in subsection (g) of this Section, acceptance of offers, with respect to any Interest Period, may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

              (iv) the Borrower may not accept any offer that is described in clause (d)(iii) of this Section or that otherwise fails to comply with the requirements of this Agreement.

     (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent (except as hereinafter provided) among such Banks as nearly as possible (in multiples of $1,000,000) in proportion to the aggregate principal amount of such offers, provided, however, that in the event of simultaneous offers by a Bank with respect to two or more Interest Periods the sum of which offers exceeds the amount such Bank is willing to lend, the Borrower shall have the right in its discretion to instruct the Agent how to apportion its acceptances of such sum among the offers of such Bank for such Interest Periods, so long as such acceptances otherwise comply with
subsection (f)(iii) of this Section.   Determinations by the Agent of the
amounts of Money Market Loans shall be conclusive in the absence of manifest error.

     Section 2.04.  Notice to Banks; Funding of Loans.

     (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (b) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

     (c) Unless the Agent shall have received notice from a Bank prior to the date of or, in the case of a Base Rate Borrowing, prior to 1:00 P.M. (New York City time) on the date of, any Borrowing that such Bank will not make available to the Agent such Bank's share, if any, of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (b) of this Section and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount (which, to the extent repaid by the Borrower, shall not constitute a Loan) together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

     Section 2.05. Register. (a) The Agent shall maintain a register (the "Register") on which it will record the Commitment of each Bank, each Loan made by such Bank and each repayment of any Loan made by such Bank. Any such recordation by the Agent on the Register shall be conclusive, absent manifest error. Each Bank shall record on its internal records (including computerized systems) the foregoing information as to its own Commitment and Loans. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations hereunder.

     (b) The Borrower hereby agrees that, promptly upon the request of any Bank at any time, the Borrower shall deliver to such Bank a duly executed promissory note (a "Note"), substantially in the form of Exhibit A hereto, payable to the order of such Bank and representing the obligation of the Borrower to pay the unpaid principal amount of the Loans made by such Bank, with interest as provided herein on the unpaid principal amount from time to time outstanding.

     Section 2.06. Maturity of Loans. (a) Each Committed Loan made by each Bank shall mature, and the principal amount thereof shall be due and payable together with accrued interest thereon, on the Termination Date for such Bank.

     (b) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the last day of the Interest Period applicable to such Borrowing.

     Section 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Dollar Loan, on each date a Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

     (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the higher of (i) the rate applicable to Base Rate Loans for such day and (ii) the sum of the CD Margin for such day plus the Adjusted CD Rate which was applicable to the Interest Period for such Loan at the date such payment was due.

     "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

      The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                    [CDBR]*
ACDR          =     ____________    + AR
                    [1.00 - DRP]


ACDR          =     Adjusted CD Rate

CDBR          =     CD Base Rate

DRP           =     Domestic Reserve Percentage


AR            =     Assessment Rate


-----------------------

* The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

     The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

     "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

     "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(e) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

     (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

     "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the Euro-Dollar Margin for such day plus the higher of (i) the London Interbank Offered Rate which was applicable to the Interest Period for such Loan at the date such payment was due and (ii) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may elect) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day).

     (e) Subject to clause (a) of Section 8.01, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months
after the first day thereof.   Any overdue principal of or overdue interest
on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

     (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

     Section 2.08. Facility Fee. The Borrower shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily average aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date (or earlier date of termination of the Commitments in their entirety) to but excluding the date the Loans shall be repaid in their entirety, on the daily average aggregate outstanding principal amount of the Loans. Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Date and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

     Section 2.09. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $5,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. Commitments reduced or terminated pursuant to this Section shall not be reinstated. The Agent shall promptly notify the Banks of any receipt of notice from the Borrower pursuant to this Section.

     Section 2.10. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8), as follows:

              (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

              (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans;

              (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be (x) converted from Domestic Loans to Domestic Loans of the other type, (y) continued as Domestic Loans of the same type for an additional Interest Period or (z) converted from Euro-Dollar Loans to Domestic Loans, in which case such notice shall be delivered to the Agent at least two Domestic Business Days before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $10,000,000 or any larger multiple of $1,000,000.

     (b) Each Notice of Interest Rate Election shall specify:

              (i) the Group of Loans (or portion thereof) to which such notice applies;

              (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

              (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Fixed Rate Loans, the duration of the initial Interest Period applicable thereto; and

              (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Agent for any Group of Fixed Rate Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

     Section 2.11. Optional Prepayments. (a) The Borrower may (i) upon at least one Domestic Business Day's notice to the Agent, prepay without prepayment penalty the Group of Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to clause (a) of Section 8.01) and (ii) subject to Section 2.13, upon at least three Euro-Dollar Business Days' notice to the Agent, prepay any Group of Euro-Dollar Loans or, upon at least two Domestic Business Days' notice to the Agent, prepay any Group of CD Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest
thereon to the date of prepayment.   Each such optional prepayment shall be
applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing.

     (b) Except as provided in Section 2.11(a)(i) the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

     (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     Section 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 2:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City,
to the Agent at its address referred to in Section 9.01.   The Agent will
promptly distribute to each Bank its ratable share of each such payment
received by the Agent for the account of the Banks.   Whenever any payment of
principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding

Domestic Business Day.   Whenever any payment of principal of, or interest
on, the Euro-Dollar Loans or the Money Market LIBOR Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Absolute Rate Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding
Euro-Dollar Business Day.   If the date for any payment of principal is
extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

     Section 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a Base Rate Loan (pursuant to Section 2.11(a)(ii), Section 2.16,
Article 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with
Section 2.04(a) or 2.11(c) , as the case may be, the Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by it (or by any existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay; provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     Section 2.14. Computation of Interest and Fees. Interest based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     Section 2.15. Regulation D Compensation. For so long as any Bank maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), and as a result the cost to such Bank (or its Euro-Dollar Lending Office) of making or maintaining its Euro-Dollar Loans is increased, then such Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall furnish to the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans an officer's certificate setting forth the amount to which such Bank is then entitled under this Section (which shall be consistent with such Bank's good faith estimate of the level at which the related reserves are maintained by
it). Each such certificate shall be accompanied by such information as the Borrower may reasonably request as to the computation set forth therein.

     Section 2.16. Change of Control. If one or more of the following events (each, a "Change of Control") shall occur:

     (a) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more in voting power of the outstanding Voting Stock of Travelers; provided that for purposes of this Section, a person or group of persons having beneficial ownership shall not include (i) a Person who on the Effective Date is a director or senior executive officer of Travelers or (ii) a Plan;

     (b) during any period of 12 consecutive calendar months beginning after the Effective Date, a majority of the board of directors of Travelers shall fail to consist of individuals who were directors on the first day of such period and/or individuals whose election as directors was approved or recommended by a majority of the directors in office at the time of their election; or

     (c) Travelers shall cease to have beneficial ownership, whether directly or indirectly, of more than 50% of the Voting Stock of the Borrower;

then, and in every such event, (i) the Borrower will, within ten days after the occurrence of such Change of Control, give each Bank notice thereof and shall describe in reasonable detail the facts and circumstances giving rise thereto and (ii) each Bank may, by three Domestic Business Days' notice to the Borrower and the Agent given not later than 50 days after such Bank has received notice from the Borrower of the occurrence of such Change of Control, terminate its Commitment, which shall thereupon be terminated, and declare that each of such Bank's outstanding Loans (together with accrued interest thereon) and any other amounts payable hereunder for its account shall be, and such Loans and such other amounts shall become, in the case of each Loan (together with accrued interest thereon), due and payable on the earlier of (x) the end of the Interest Period (if any) applicable to such Loan and (y) 45 days after the date of such notice by such Bank and, in the case of any other amount, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                               ARTICLE 3
                              Conditions

     Section 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

     (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

     (b) receipt by the Agent of an opinion of the General Counsel of the Borrower (or other counsel for the Borrower reasonably satisfactory to the Agent), substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (c) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (d) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than August 18, 1997. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

     Section 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

     (a)  receipt by the Agent of a Notice of Borrowing as required by
Section 2.02 or 2.03, as the case may be;

     (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

     (c) the fact that, immediately after such Borrowing, no Default shall have occurred and be continuing; and

     (d) the fact that the representations and warranties of the Borrower contained in this Agreement (except, in the case of any Borrowing subsequent to the Effective Date, the representations and warranties set forth in
Section 4.04(c) and Section 4.05(i)) shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.

                                   ARTICLE 4
                          Representations and Warranties


     The Borrower represents and warrants that:

     Section 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     Section 4.02. Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

     Section 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, if and when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower.

     Section 4.04. Financial Information. (a) The consolidated statement of financial position of the Borrower and its Consolidated Subsidiaries as of December 31, 1996 and the related consolidated statements of earnings, changes in shareholder's equity and cash flows for the fiscal year then ended, reported on by KPMG Peat Marwick and incorporated in the Borrower's 1996 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

     (b) The unaudited consolidated statement of financial position of the Borrower and its Consolidated Subsidiaries as of March 31, 1997 and the related unaudited consolidated statements of income and cash flows for the three months then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended

March 31, 1997 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection
(a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three month period (subject to normal year-end adjustments).

     (c) Since March 31, 1997 there has been no material adverse change in the financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     Section 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (i) in which there is a reasonable probability of an adverse decision which could materially adversely affect the consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries or (ii) which in any manner draws into question the validity of this Agreement or the Notes.

     Section 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     Section 4.07. Taxes. United States Federal income tax returns of the Borrower and its Subsidiaries have been examined and closed through the period ended December 31, 1988. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its

Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

     Section 4.08. Subsidiaries. Each of the corporate Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     Section 4.09. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.



                               ARTICLE 5
                               Covenants

     The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder remains unpaid:

     Section 5.01.  Information.  The Borrower will deliver to each of the
Banks:

     (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated statement of financial position of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by KPMG Peat Marwick or other independent public accountants of nationally recognized standing (delivery of a copy of the Borrower's annual report on Form 10-K filed by the Borrower with the Securities and Exchange Commission for such fiscal year shall constitute compliance with this subsection);

     (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, (i) a consolidated statement of financial position of the Borrower and its Consolidated Subsidiaries as of the end of such quarter, (ii) the related consolidated statement of income for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter and (iii) the related consolidated statement of cash flows for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in comparative form the figures, in the case of clause
(i), as of the end of the Borrower's previous fiscal year, and in the case of clauses (ii) and (iii), for the corresponding periods of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower (delivery of a copy of the Borrower's Quarterly Report on Form 10-Q filed by the Borrower with the Securities and Exchange Commission for such quarterly period shall constitute compliance with this subsection);

     (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.07, clause (a) of Section 5.08 and clause (a)(viii) of Section 5.09 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

     (e) within five days of any officer of the Borrower obtaining knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalent) which the Borrower shall have filed with the Securities and Exchange Commission; and

     (g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take.

     Section 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

     Section 5.03.  Maintenance of Property; Insurance.

     (a) The Borrower will keep, and will cause each Material Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (b) The Borrower will maintain, and will cause each Material Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations (or to self-insure) in such amounts and as to such risks as, in the judgment of the Borrower, are usually insured or self-insured by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

     Section 5.04. Maintenance of Existence. The Borrower will preserve, renew and keep in full force and effect, and will cause each corporate Material Subsidiary to preserve, renew and keep in full force and effect their respective corporate existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that any Material Subsidiary may merge or consolidate with or into the Borrower (but only if the Borrower is the surviving entity) or a Consolidated Subsidiary.

     Section 5.05. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

     Section 5.06. Books and Records. The Borrower will keep, and will cause each Material Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities and will, and will cause each Material Subsidiary to, furnish to each Bank such financial and other information as any Bank may from time to time reasonably request; provided that the Borrower is not prohibited by any confidentiality agreement binding upon it or a Subsidiary from delivering such information to such Bank.

     Section 5.07. Adjusted Consolidated Net Worth. Adjusted Consolidated Net Worth will not at any future date be less than $1,275,000,000.


     "Adjusted Consolidated Net Worth" at any date means stockholder's equity of the Borrower and its Consolidated Subsidiaries, determined at such date (excluding (i) after-tax gains or losses from extraordinary items which are disclosed on the Borrower's consolidated financial statements, and (ii) the cumulative non-cash effect of any changes in net income caused by the Borrower's adoption after March 31, 1997 of any accounting standards required by the Financial Accounting Standards Board, the Securities and Exchange Commission or other governing body that sets accounting standards, and (iii) unrealized gains or losses on investment securities (including Series Y preferred stock of Travelers owned by the Borrower) which are reflected in stockholders' equity) plus the amount of Qualified Subsidiary Preferred Stock at such date.

     "Qualified Subsidiary Preferred Stock" means a preferred equity security issued by a Consolidated Subsidiary as to which the issuer of such security is a special purpose entity substantially all the assets of which consist directly or indirectly of debt claims on the Borrower, which claims are subordinated to the Borrower's obligations hereunder and under the Notes; provided that securities meeting the foregoing criteria shall not constitute Qualified Subsidiary Preferred Stock at any date to the extent the amount thereof exceeds 15% of Total Capital at such date. For this purpose, "Total Capital" means the sum, without duplication, of the Debt, preferred and common stockholders' equity (including redeemable preferred stock of the Borrower) and Qualified Subsidiary Preferred Stock of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis.

     Section 5.08. Transactions with Affiliates. At any date upon which (i) the Indenture from the Borrower to Citibank, N.A., as Trustee, dated as of December 1, 1986 is amended to delete Section 1008 ("Restrictions on Related Company Transactions") or (ii) "A" Status does not exist, the following restrictions shall apply:

          (a) Excluding any amounts representing the value of Investments in Travelers Series Y Stock, the sum of the outstanding amounts of (i) the funds paid by each of the Borrower and the Subsidiaries to or for the account of its Affiliates plus (ii) the Investments made by each of the Borrower and the Subsidiaries in its Affiliates shall at no time exceed in the aggregate 50% of Adjusted Consolidated Net Worth (as defined in Section 5.07); and

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, engage in any transaction with an Affiliate (including any transaction described in the preceding clause (a)) unless the terms and conditions of such transaction are substantially as or more favorable to the Borrower or such Subsidiary as the terms and conditions which could have been obtained from a Person which was not an Affiliate.

     Section 5.09. Liens. (a) Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien arising outside the ordinary course of business on any asset now owned or hereafter acquired by it, except:

          (i) Liens on a Subsidiary's property in favor of the Borrower or another Subsidiary that owns directly or indirectly all of the shares of the stock of such Subsidiary, other than directors' qualifying shares;

          (ii) Liens (including Liens arising under capital leases) on property acquired or constructed by the Borrower or a Subsidiary to secure the unpaid balance of the property's purchase price or construction cost;

         (iii) Liens on property that arose prior to the acquisition of the property by the Borrower or a Subsidiary and not incurred in contemplation thereof;

          (iv) Liens in favor of a governmental agency that entitle the Borrower or a Subsidiary to self- insure, to participate in any fund in connection with workers' compensation, disability benefits, unemployment insurance, old age pensions or other social security, to share in privileges or other benefits available to companies participating in such arrangements, or as otherwise required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license;

           (v) Liens as collateral for or in lieu of a bond on appeal from any judgment or decree or in connection with any other proceedings by or against the Borrower or a Subsidiary;

          (vi) Liens for taxes not yet due or delinquent, or that can be paid without penalty or that are being contested in compliance with
     Section 5.02 with respect to payment of obligations;

         (vii) Liens on receivables or other financial assets resulting from transfers by the Borrower of such receivables or financial assets that are treated as sales under generally accepted accounting principles;

        (viii) other Liens not in the ordinary course of business to the extent such Liens secure Debt where the lesser of (A) the aggregate fair market value of all property subject to such Liens and (B) the aggregate amount of the Debt so secured does not exceed 5% of Consolidated Total Assets; and

          (ix) Liens granted in replacement or extension of Liens otherwise permitted by this Section 5.09.

     (b) The Borrower shall notify the Agent of any Lien not permitted by clause (a) above with reasonable promptness after the Borrower obtains knowledge of the existence of such Lien. The Agent shall promptly transmit to each Bank a copy of such notice. Thereafter, any Bank may instruct the Agent to send the Borrower a notice to explain or cure such Lien (an "Explain-or-Cure Notice"). Within a reasonable time after the receipt of such instruction from a Bank, the Agent shall send the Borrower, with a copy to each Bank, an Explain-or-Cure Notice which shall state that the Borrower must within 15 days deliver to the Agent and to each Bank

           (i) an explanation as to why the Lien does not adversely affect the Banks' prospect of payment (of principal, interest or fees) by the Borrower, or

          (ii) notice that the Lien has been removed in whole or part, explaining why any remaining partial Lien does not adversely affect such prospect of payment, or

         (iii) notice of proposed amendments to this Agreement or other arrangements so that the Lien will not adversely affect such prospect of payment.

     If the Borrower responds to the Explain-or-Cure Notice as set forth therein, the Borrower shall have "Explained or Cured" the Lien unless (i) Banks having at least 33 1/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding at least 33 1/3% of the aggregate unpaid principal amount of the Loans ("One-Third of the Banks") subsequently notify the Agent that, in their judgment (after considering the response and giving effect to any action taken or proposed (and reasonably achievable) by the Borrower in response to the Explain-or-Cure Notice), the Lien adversely affects such prospect of payment or (ii) One-Third of the Banks notify the Agent and the Borrower of their determination that the Borrower has not used its best efforts promptly and diligently to effect any action proposed in its response to the Explain-or-Cure Notice.

     (c) The existence of a Lien not permitted by clause (a) above shall not cause the Borrower to breach a covenant in this Section 5.09 if

           (i) the Lien did not result from a transaction that the Borrower knew would create a Lien not permitted by clause (a) of this Section 5.09, and

          (ii) the Borrower notifies the Agent of the Lien with reasonable promptness after it obtains knowledge of the existence of such Lien, and

         (iii) the Borrower "Explains or Cures" the Lien as set forth in clause (b) above, or the Borrower does not receive an Explain-or-Cure Notice as to the Lien.

     Section 5.10.  Consolidations, Mergers and Sales of Assets.  The
Borrower will not (i) except as provided in Section 5.04, consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person.

     Section 5.11. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.


                                    ARTICLE 6
                                    Defaults

     Section 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within five Domestic Business Days of the due date thereof any interest on any Loan, or shall fail to pay within ten Domestic Business Days of the due date thereof any fees or any other amount payable hereunder;

     (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.11, inclusive;

     (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

     (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

     (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Debt (other than the Loans) when due or within any applicable grace period;

     (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice of acceleration or termination, would enable) the holder of such Material Debt or any Person acting on such holder's behalf to accelerate the maturity thereof or to terminate any related commitment;

     (g) the Borrower or any Material Subsidiary (other than a Depositary Subsidiary) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or the Borrower or any corporate Material Subsidiary shall take any corporate action to authorize any of the foregoing;

     (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary (other than a Depositary Subsidiary) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Material Subsidiary (other than a Depositary Subsidiary) under the federal bankruptcy laws as now or hereafter in effect;

     (i) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency proceedings, readjustment of debt, marshalling of assets and liabilities or similar proceedings affecting any Depositary Subsidiary or all or substantially all of its property, or for the winding-up or liquidation of its affairs, shall have been entered; or any Depositary Subsidiary shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings affecting such Depositary Subsidiary or all or substantially all of its property; or any Depositary Subsidiary shall file a petition or take any other action to take advantage of any applicable insolvency or reorganization statute or shall voluntarily suspend payment of its obligations;

     (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $15,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

     (k) a judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

then, and in every such event, the Agent shall (i) if requested by the Required Banks by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 66 2/3% in aggregate principal amount outstanding of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans and such interest shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     Section 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                   ARTICLE 7
                                   The Agent

     Section 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     Section 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with, the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

     Section 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

     Section 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 7.05. Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except, in the case of the Agent, receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing

(which may be a bank wire, telex, telecopy or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     Section 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

     Section 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent with the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance in writing of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     Section 7.09. Agent's Fees. The Borrower shall pay to the Agent for its account fees for the Agent's services in arranging and/or administering this Agreement in the amounts and at the times heretofore mutually agreed by the Borrower and the Agent.

                                   ARTICLE 8
                            Change in Circumstances

     Section 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loan, Euro-Dollar Loan or Money Market LIBOR Loan:

     (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

     (b) in the case of CD Loans or Euro-Dollar Loans, Banks having 50% or more of the aggregate principal amount of the Commitments advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to convert outstanding Loans into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

     Section 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended.
Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

     Section 8.03.  Increased Cost and Reduced Return.  (a) If on or after
(x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and
(ii) with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.15), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note (if any) or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note (if any) with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A Bank claiming compensation under this Section shall submit a certificate setting forth, in reasonable detail, the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing subsections (a) and (b) of this Section, the Borrower shall only be obligated to compensate any Bank for any amount arising or accruing during any time or period commencing not more than 30 days prior to the date on which such Bank notifies the Agent and the Borrower that it proposes to demand such compensation and identifies to the Agent and the Borrower the statute, regulation or other basis upon which the claimed compensation is or will be based.

     Section 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

     (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) Euro-Dollar Loans or CD Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

     (b) after each of its Euro-Dollar Loans or CD Loans, as the case may be, has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

     Section 8.05. Taxes on Payments. (a) Each Bank shall deliver to the Borrower and to the Agent, (i) no more than 30 days after the date hereof (or, in the case of an Assignee that becomes a Bank pursuant to Section 9.06(c), no more than 30 days after it becomes a Bank), either a statement that it is incorporated in the United States of America or, if it is not so incorporated, two duly completed copies of, as applicable, a United States Internal Revenue Service Form 1001 or Form 4224 promulgated under the Internal Revenue Code (each such statement or form, as applicable to any person and together with any substitute or successor form, a "Tax Form") indicating that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes as permitted by the Internal Revenue Code, (ii) from time to time, such extensions or renewals of such Tax Form as may reasonably be requested by the Borrower or the Agent (but only to the extent such Bank determines that it may properly effect such extensions or renewals under applicable tax treaties, laws, regulations and directives) and (iii) in the event of a transfer of any Loan to an affiliate of such Bank, a new Tax Form for such affiliate. The Borrower and the Agent shall each be entitled to rely on such Tax

Forms in its possession until receipt of any revised or successor form pursuant to the preceding sentence.

     (b) If as a result of any present and future taxes, assessments or governmental charges (together, "Taxes") imposed by the United States of America, or any political subdivision or taxing authority thereof, any Bank (or its Lending Office) shall be subject to any deduction or withholding with respect to any payment (including fees) in respect of its Loans, its Commitment or its Note (if any), such Bank shall promptly notify the Borrower of such Taxes, enclosing a copy of the relevant statute, regulation, interpretation or notice from a taxing authority requiring such deduction or withholding and setting forth in reasonable detail such Bank's calculation of the dollar amount of such Taxes. Within 30 days after receipt of each such notice (or such longer period as will comply with the law relating to such Taxes without subjecting such Bank to additional payments with respect to such Taxes), the Borrower shall, as requested by such Bank in such notice,
(i) increase the amount of such payment so that such Bank will receive a net amount (after deduction of all Taxes) equal to the amount due hereunder, (ii) pay such Taxes to the appropriate taxing authority for the account of such Bank, and (iii) as promptly as possible thereafter, send such Bank evidence showing payment thereof, together with such additional documentary evidence as such Bank may from time to time require. The Borrower shall indemnify any Bank for any incremental taxes, interest or penalties that may become payable as a result of any failure by the Borrower to comply with clause (ii) or
(iii) above.   Notwithstanding the foregoing, the Borrower shall not be
required to make any payment to any Bank under this subsection (b) as a result of any deduction or withholding or incremental tax, interest or penalty that is required in respect of such Bank by reason of such Bank's failure or inability to furnish any Tax Form pursuant to Section 8.05(a) or any extension or renewal thereof, unless such failure or inability is the result of an amendment to or a change in any applicable law or regulation or in the interpretation thereof by any regulatory authority (including without limitation any change in an applicable tax treaty) that becomes effective after the date hereof.

     Section 8.06. Substitution of Bank. The Borrower may at any time, upon ten Domestic Business Days' prior notice to the Agent and the Banks, if (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02, (ii) any Bank has demanded compensation or payment under Section 8.03 or 8.05, (iii) any Bank has terminated its Commitment under Section 2.16 or (iv) any senior unsecured long-term debt securities, without third-party credit enhancement, of any Bank are rated lower than BBB- by S&P or Baa3 by Moody's, select a substitute bank or banks (which may be one or more of the Banks) to purchase the outstanding Loans and assume the Commitment of such Bank. Upon (x) the execution of a letter agreement reasonably satisfactory to the Agent by the Borrower, the Agent and each such additional or substituted bank setting forth the Commitment of each such bank and stating that it shall be bound by this Agreement with all the benefits and obligations of a Bank hereunder and (y) payment to the departing Bank of all amounts payable to it hereunder, each such bank shall be deemed to be a "Bank" for all purposes of this Agreement, the departing Bank shall cease to be a "Bank" and the Agent shall notify each other Bank accordingly.


                                 ARTICLE 9
                               Miscellaneous


     Section 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or telex or telecopy number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex or telecopy number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the number or address specified in this Section; provided that notices to the Agent under Article 2 or Article 8 shall not be effective until received.

     Section 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 9.03. Expenses; Documentary Taxes; Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent or any Bank, including fees and disbursements of counsel (including the reasonably allocated cost of in-house counsel), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

     (b) The Borrower agrees to indemnify the Agent and each Bank and hold the Agent and each Bank harmless from and against any and all liabilities, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel (including the reasonably allocated cost of in-house counsel) which may be incurred by the Agent or such Bank in connection with any investigative, administrative or judicial proceeding (whether or not the Agent or such Bank shall be designated a party thereto) brought or threatened to the extent arising out of (i) the Borrower's breach of, or any Event of Default under, this Agreement, (ii) any claim by a Person not a party to this Agreement that the Borrower's, the Agent's or a Bank's conduct in connection with this Agreement is unlawful or has violated or will violate such Person's legal rights, (iii) any actual or proposed use of proceeds of Loans hereunder or (iv) any action initiated by the Borrower against the Agent or a Bank relating to this Agreement, unless a court of competent jurisdiction enters a final non-appealable order in such action in favor of the Borrower, provided that neither the Agent nor any Bank shall have the right to be indemnified hereunder for its own gross negligence, willful misconduct, breach of this Agreement or violation of applicable law, as determined by a court of competent jurisdiction.

     Section 9.04. Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan made by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loans made by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participation in the Loans made by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans made by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment
of indebtedness of the Borrower other than its indebtedness hereunder.   The
Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     Section 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) except as contemplated in Sections 9.04 and 9.06, increase or decrease the Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

     Section 9.06. Successors and Assigns. (a) The provisions of this Agreement and the Notes shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement and any Notes without the prior written consent of all of the Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment
or any or all of its Loans.   In the event of any such grant by a Bank of a
participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section
9.05 without the
consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.15 and Article 8 with respect to its participating
interest.   An assignment or other transfer which is not permitted by
subsection (c) or (d) of this Section shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower, so long as no Event of Default specified in Section 6.01(g) or 6.01(h) shall have occurred and be continuing, and the Agent, such consents not to be unreasonably withheld; provided that no such consent shall be required if the transferee Bank is another Bank; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such an instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee, and, if the Commitment of the transferor Bank is terminated in its entirety and no Loans from such transferor Bank are then outstanding, the Note of such transferor Bank (if any) is forthwith canceled and returned to the Borrower. In connection with any such assignment the transferor Bank shall pay or cause to be paid to the Agent an administrative fee for processing such assignment in the amount of $2,500.

     (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note (if any) to an affiliate of such Bank or to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     Section 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     Section 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same
instrument.   This Agreement constitutes the entire agreement and
understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     Section 9.10. Borrower's Reliance. In certifying to anything under this Agreement, an officer of the Borrower shall be entitled as to financial matters to rely in good faith on the most recent financial statements prepared in the ordinary course of the Borrower's business, even if such financial statements are not dated as of the date of such certification, and on such officer's reasonable inferences as to the likely effects of any material events that such officer knows to have occurred subsequent to the date of such financial statements.

     Section 9.11. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY

WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              COMMERCIAL CREDIT COMPANY



                              By: /s/ Robert Matza
                                 -----------------------
                                 Title: Vice President



                              By: /s/ Daniel Rubenstein
                                 -----------------------
                                 Title: Vice President


                              300 St. Paul Place
                              Baltimore, Maryland  21202
                              Attention:  Treasurer
                              Telecopy number:  (410) 332-3854

Commitments
-----------

$63,750,000         MORGAN GUARANTY TRUST COMPANY OF
                      NEW YORK


                    By: /s/ Jerry F. Fall
                       -----------------------------
                       Title: Vice President


$63,750,000         THE CHASE MANHATTAN BANK


                    By: /s/ Roger Parker
                       -----------------------------
                       Title: Vice President


$50,000,000         BANK OF AMERICA NATIONAL TRUST
                      AND SAVINGS ASSOCIATION


                    By: /s/ Elizabeth W.F. Bishop
                       -----------------------------
                       Title: Vice President


$50,000,000         BANK OF MONTREAL


                    By: /s/ Charles W. Reed
                       -----------------------------
                       Title: Director


$50,000,000         THE BANK OF NOVA SCOTIA


                    By: /s/ Todd Meller
                       -----------------------------
                       Title: Senior Relationship Manager

$50,000,000         BANK OF TOKYO-MITSUBISHI TRUST
                      COMPANY


                    By: /s/ Jeb Beckwith
                       -----------------------------
                       Title: Vice President


$50,000,000         CITIBANK, N.A.


                    By: /s/ David A. Dodge
                       -----------------------------
                       Title: Attorney-in-Fact


$50,000,000         FLEET NATIONAL BANK


                    By: /s/ Dorothy Bambach
                       -----------------------------
                       Title: Senior Vice President


$50,000,000         MELLON BANK, N.A.


                    By: /s/ Henry Voorhees
                       -----------------------------
                       Title: First Vice President


$50,000,000         NATIONSBANK OF TEXAS, N.A.


                    By: /s/ Duncan MacNichol
                       -----------------------------
                       Title: Senior Vice President


$50,000,000         ROYAL BANK OF CANADA


                    By: /s/ Michelle Rutigliano
                       -----------------------------
                       Title: Manager

$50,000,000         THE BANK OF NEW YORK


                    By /s/ Benjamin L. Balkind
                       -----------------------------
                       Title: Vice President


$50,000,000         WELLS FARGO BANK, N.A.


                    By: /s/ Edwin Suave
                       -----------------------------
                       Title: Vice President


                    By: /s/ David B. Hollingsworth
                       -----------------------------
                       Title: Vice President


$37,500,000         PNC BANK, NATIONAL ASSOCIATION


                    By: /s/ Philip Jackson
                       -----------------------------
                       Title: Senior Vice President


$30,000,000         THE FIRST NATIONAL BANK OF CHICAGO


                    By: /s/ Jonathan Kingsepp
                       -----------------------------
                       Title: Assistant Vice President


$30,000,000         THE SAKURA BANK, LIMITED


                    By: /s/ Yasumasa Kikuchci
                       -----------------------------
                       Title: Senior Vice President

$30,000,000         UNION BANK OF SWITZERLAND,
                      NEW YORK BRANCH


                    By: /s/ Mark T. Lancaster
                       -----------------------------
                       Title: Vice President


                    By: /s/ Jenni Capellen
                       -----------------------------
                       Title: Assistant Treasurer


$15,000,000         BANCA MONTE DEI PASCHI DI SIENA S.P.A.


                    By: /s/ S.M. Sondack
                       -----------------------------
                       Title: First Vice President & General
                              Manager


                    By: /s/ Brian R. Landy
                       -----------------------------
                       Title: Vice President


$15,000,000         BANKBOSTON N.A.

                    By: /s/ Paul Black
                       -----------------------------
                       Title: Vice President


$15,000,000         BANQUE NATIONALE DE PARIS


                    By: /s/ Veronique Marcus
                       -----------------------------
                       Title: Assistant Vice President


                    By: /s/ Phil Truesdale
                       -----------------------------
                       Title: Vice President


$15,000,000         CORESTATES BANK, N.A.


                    By: /s/ Kimberly Shaffer
                       -----------------------------
                       Title: Vice President

$15,000,000         CREDIT LYONNAIS NEW YORK
                      BRANCH


                    By: /s/ Sebastian Rocco
                       -----------------------------
                       Title: First Vice President


$15,000,000         CREDIT SUISSE FIRST BOSTON


                    By: /s/ Frank G. Byrne
                       -----------------------------
                       Title: Director


                    By: /s/ Andrea Shkane
                       -----------------------------
                       Title: Vice President


$15,000,000         FIRST HAWAIIAN BANK


                    By: /s/ Travis Ruetenik
                       -----------------------------
                       Title: Corporate Banking Officer


$15,000,000         FIRST UNION NATIONAL BANK


                    By: /s/ Gail M. Golightly
                       -----------------------------
                       Title: Senior Vice President


$15,000,000         ISTITUTO BANCARIO SAN PAOLO DI
                       TORINA S.P.A.


                    By: /s/ Wendell Jones
                       -----------------------------
                       Title: Vice President


                    By: /s/ Robert Wurster
                       -----------------------------
                       Title: First Vice President

$15,000,000         KEYBANK, NATIONAL ASSOCIATION


                    By: /s/ Karen A. Lee
                       -----------------------------
                       Title: Vice President


$15,000,000         THE NORTHERN TRUST COMPANY


                    By: /s/ Marcia Saper
                       -----------------------------
                       Title: Vice President


$15,000,000         TORONTO DOMINION (NEW YORK), INC.


                    By: /s/ David G. Parker
                       -----------------------------
                       Title: Vice President


$15,000,000         WACHOVIA BANK, N.A.


                    By: /s/ Fitz Wickham
                       -----------------------------
                       Title: Vice President



-----------------
Total Commitments

$ 1,000,000,000
-----------------
-----------------

                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, as Agent


                              By: /s/ Jerry F. Fall
                                  -----------------------------
                                  Title: Vice President


                              60 Wall Street
                              New York, New York  10260-0060
                              Telex number:  177615, 620106
                              Telecopy number:  212-385-2603